SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2003

Date of Report (Date of Earliest Event Reported)

American Spectrum Realty, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-16785	522258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7700 Irvine Center Drive, Suite 555, Irvine, CA 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 753-7111
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                Exhibits.

Exhibit	Description
99.1	Press Release dated May 13, 2003

ITEM 9.  Regulation FD Disclosure

In accordance with guidance from the Securities and Exchange Commission in Release number 33-8216, the following information, required to be furnished under “Item 12. Results of Operations and Financial Condition,” is furnished under “Item 9. Regulation FD Disclosure.”

On May 13, 2003, American Spectrum Realty, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1.  This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

	By:	/s/ William J. Carden
		Name:	William J. Carden
		Title:	Chairman of the Board, President and Chief Executive Officer

Date: May 13, 2003